Exhibit 21.1
Viavi Solutions Inc.
List of Subsidiaries
as of July 1, 2023

Name of Entity		State or Other Jurisdiction of Incorporation or Organization
DOMESTIC
1	Acterna LLC	Delaware
2	Acterna WG International Holdings LLC	Delaware
3	Viavi Solutions LLC (f.k.a Aeroflex Wichita, Inc.)	Delaware
4	Jackson Labs Technologies LLC	Delaware
5	JDSU Acterna Holdings LLC	Delaware
6	Optical Coating Laboratory, LLC	Delaware
7	TTC International Holdings, LLC	Delaware
8	Viavi Solutions Licensing LLC	Delaware
INTERNATIONAL
9	Acterna France SAS	France
10	Viavi Solutions Ireland Limited	Ireland
11	Aeroflex Limited (UK)	United Kingdom
12	Aeroflex Asia Pacific Ltd.	England and Wales
13	Aeroflex Technologies SA	Spain
14	Aeroflex SRL	Italy
15	Comtest Wireless International Limited	United Kingdom
16	Comtest Wireless Limited	England and Wales
17	Flex Co., Ltd.	Beijing
18	JDSU Benelux B.V.	Netherlands
19	Viavi Solutions do Brasil Ltda	Brazil
20	JDSU Holdings GmbH	Germany
21	JDSU International GmbH	Germany
22	ng4T GmbH	Germany
23	Trilithic Asia Company Limited	Thailand
24	Viavi Solutions (Beijing) Co., Ltd.	Beijing
25	Viavi Solutions (Greater China) Limited	Hong Kong
26	Viavi Solutions (Hong Kong) Limited	Hong Kong
27	Viavi Solutions (Shenzhen) Co., Ltd.	China
28	Viavi Solutions (Suzhou) Co., Ltd.	China
29	Viavi Solutions AB	Sweden
30	Viavi Solutions Australia Pty Ltd.	Australia
31	Viavi Solutions Austria GmbH	Austria
32	Viavi Solutions Canada ULC	Canada
33	Viavi Solutions Cayman Ltd.	Cayman Islands
34	Viavi Solutions de Mexico, S. de R.L. de C.V	Mexico
35	Viavi Solutions Deutschland GmbH	Germany
36	Viavi Solutions France SAS	France
37	Viavi Solutions GmbH	Germany
38	Viavi Solutions India Pvt. Ltd.	India
39	Viavi Solutions Italia S.R.L.	Italy
40	Viavi Solutions Japan K.K.	Japan
41	Viavi Solutions Korea Ltd.	Korea
42	Viavi Solutions Pension Trustee UK Limited	England and Wales
43	Viavi Solutions Sp.z.o.o.	Poland
44	Viavi Solutions Romania SRL	Romania
45	Viavi Solutions Singapore Pte. Ltd.	Singapore
46	Viavi Solutions Spain, S.L.	Spain
47	Viavi Solutions UK Limited	United Kingdom
48	Viavi Solutions World Holdings GmbH & Co KG	Germany